Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Second quarter sales of $47.2 million increased 21% sequentially and 14% from Q2 2016

•	DynaEnergetics and NobelClad segments report sequential sales growth of 22% and 20%, respectively

•	Gross margin increased to 30% from 27% in Q1 2017 and 24% in Q2 2016

•	Operating income was $2.0 million, including a $458,000 restructuring charge

•	Net income was $189,000, or $0.01 per diluted share, after impact of $1.0 million in foreign currency losses

•	Adjusted EBITDA* was $6.0 million

•	Net debt (lines of credit less cash and cash equivalents) was $15.3 million at June 30, 2017

BOULDER, Colo. - July 27, 2017 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its second quarter ended June 30, 2017.

Sales were $47.2 million, an increase of 21% sequentially versus the first quarter and an increase 14% versus the second quarter of 2016. The Company exceeded a forecasted sales growth range of 5% to 10% as a result of stronger-than-expected sales at DynaEnergetics, DMC’s oilfield products business.

Second quarter gross margin was 30%, up from 27% in the first quarter and 24% in the 2016-second quarter. Gross margin was forecasted in a range of 24% to 26%. The better-than-expected results primarily relate to higher average selling prices and a favorable product mix at DynaEnergetics.

Second quarter operating income was $2.0 million, which included a $458,000, largely non-cash restructuring charge at DynaEnergetics associated with the closure of a sales and distribution facility in Kazakhstan. In the comparable year-ago quarter, DMC reported an operating loss of $822,000.

Net income was $189,000, or $0.01 per diluted share, versus a net loss of $766,000, or $0.05 per diluted share, in the year-ago second quarter. This year’s second quarter was negatively impacted by $1.0 million in realized and unrealized foreign currency losses principally related to the strengthening Euro against the U.S. dollar and Russian ruble.

Adjusted EBITDA* in the second quarter was $6.0 million versus $930,000 in the first quarter of 2017 and $3.3 million in last year’s second quarter.

Net debt (lines of credit less cash and cash equivalents) at June 30, 2017, was $15.3 million, up from $9.3 million at December 31, 2016, and down from $16.9 million at the end of the 2017 first quarter.

DynaEnergetics
Sales at DynaEnergetics were $26.8 million, up 22% sequentially and an increase of 80% from last year’s second quarter. Operating income was $2.0 million, which included the previously mentioned $458,000 restructuring charge. In last year’s second quarter, DynaEnergetics reported a loss from operations of $2.9 million. Adjusted EBITDA was $4.2 million versus a negative $443,000 in the 2016 second quarter.

NobelClad
NobelClad, DMC's explosion welding business, reported second quarter sales of $20.4 million, up 20% sequentially and a 23% decline versus the 2016 second quarter. This year’s second quarter did not include any large project deliveries, while last year’s second quarter included shipments of a $6.5 million order associated with a semiconductor capital equipment project. Operating income was $2.3 million versus $4.1 million in the 2016 second quarter. Adjusted EBITDA was $3.3 million versus $5.2 million in the comparable 2016 quarter. NobelClad ended the quarter with an order backlog of $27.7 million versus $29.6 million at the end of the first quarter.

Six-month results
Consolidated sales for the six-month period were $86.2 million, up 5% from $81.8 million in the 2016 six-month period. Gross margin was 28% versus 25% in the same period a year ago. Operating loss was $324,000, which included the $458,000 in restructuring expenses, versus a loss from operations of $907,000 in the comparable year-ago period, which included approximately $830,000 in restructuring expenses. Net loss for the period was $2.8 million, or $0.20 per diluted share, versus a net loss of $1.2 million, or $0.08 per diluted share, in the same period a year ago. Adjusted EBITDA was $6.9 million versus $6.3 million for last year’s six-month period.

DynaEnergetics
Six-month sales at DynaEnergetics were $48.8 million, up 61% from $30.4 million, in last year’s six-month period. Operating income was $2.0 million versus an operating loss of $2.0 million in the comparable year-ago period. Adjusted EBITDA was $5.9 million versus $2.1 million in last year’s six-month period.

NobelClad
NobelClad reported six-month sales of $37.3 million, down 28% from $51.5 million at the six-month mark last year. Operating income was $2.7 million, down from $5.6 million in the comparable year-ago period, while adjusted EBITDA was $4.7 million versus $7.6 million.

Management Commentary
“The continued recovery of the North American well completions market, combined with the positive impact of DynaEnergetics’ research and development and product introduction programs during the downturn, are clearly evident in the business’ second quarter performance,” said Kevin Longe, president and CEO. “Unit sales of the intrinsically safe DynaSelect switch-detonator increased 35% sequentially, and were at record levels for the fourth consecutive quarter.

“Demand also was up sharply for the factory-assembled, performance-assured DynaStage perforating system, which has now been deployed by service companies in five major U.S. onshore oil and gas basins, as well as Canada. DynaEnergetics reported a nearly eight-fold increase in DynaStage unit sales versus the 2,500 systems sold during the first quarter. The business continues to ramp its DynaStage production and assembly capacity to address growing demand.

“Many customers are reporting that DynaStage is driving down their operating costs and significantly improving the efficiency, reliability and safety of their perforating programs. These benefits are especially valuable in times of oil-price uncertainty, as the factory-assembled systems reduce the need for expensive infrastructure and the highly-trained personnel required for traditional well perforating operations.”

“The efficiencies and cost benefits delivered by DynaEnergetics’ family of high-value perforating products have enabled the business to maintain its price and margin recovery efforts, which will continue during the second half of the year,” Longe said.

He added, “Although second quarter bookings at NobelClad reflected continued soft end-market spending, the business continues to pursue an expanding range of large project opportunities believed to be nearing the award phase. After the close of the second quarter, NobelClad secured a $4 million clad-plate order related to a specialty chemical project in Asia. The order, which will be reflected in NobelClad’s third quarter backlog, is one of several sizeable chemical and petrochemical project opportunities the business believes could be awarded later this year and into 2018. A potential $9 million project we referenced in our first quarter report is among these opportunities.”

Longe continued, “Safety is one of the key metrics we use to evaluate our operational performance, and DMC’s businesses have now achieved three consecutive months without a lost time or recordable injury in any of our six global manufacturing facilities, most of which deal with explosives and heavy machinery. I am very encouraged by our progress during the first half of 2017, and by the continued commitment of our employees toward operational excellence.”

Guidance
Michael Kuta, CFO, said third quarter sales are expected to increase 25% to 30% versus the $36.6 million reported in the 2016 third quarter. Gross margin is expected to be approximately 30% versus the 23% reported in last year’s third quarter. Third quarter selling, general and administrative expense is expected to total $10.5 million to $11.0 million versus $9.5 million in the same quarter last year. Third quarter amortization expense is expected to be approximately $1.0 million. Kuta said management is maintaining its prior full-year 2017 financial forecast.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/event/17943, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through August 4, 2017, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #17943.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including third quarter and full-year 2017 guidance on sales and gross margin, guidance on SG&A, amortization expenses, and an anticipated increase in large project awards in NobelClad’s end markets during the second half of 2017 and early 2018. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; the outcome of ongoing litigation and regulatory matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2016.  We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Sequential	Year-on-year
NET SALES	$47,190	$38,962	$41,317	21%	14%
COST OF PRODUCTS SOLD	33,172	28,596	31,409	16%	6%
Gross profit	14,018	10,366	9,908	35%	41%
COSTS AND EXPENSES:
General and administrative expenses	6,082	7,206	4,389	-16%	39%
Selling and distribution expenses	4,492	4,482	4,497	—%	—%
Amortization of purchased intangible assets	1,004	984	1,015	2%	-1%
Restructuring expenses	458	—	829	n/a	-45%
Total costs and expenses	12,036	12,672	10,730	-5%	12%
OPERATING INCOME (LOSS)	1,982	(2,306)	(822)	186%	341%
OTHER INCOME (EXPENSE):
Other income (expense), net	(949)	421	304	-325%	-412%
Interest expense, net	(330)	(505)	(396)	35%	17%
INCOME (LOSS) BEFORE INCOME TAXES	703	(2,390)	(914)	129%	177%
INCOME TAX PROVISION (BENEFIT)	514	630	(148)	-18%	447%
NET INCOME (LOSS)	189	(3,020)	(766)	106%	125%
NET INCOME (LOSS) PER SHARE
Basic	$0.01	$(0.21)	$(0.05)	105%	120%
Diluted	$0.01	$(0.21)	$(0.05)	105%	120%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,348,353	14,270,365	14,142,991	1%	1%
Diluted	14,348,353	14,270,365	14,142,991	1%	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Six months ended		Change
	Jun 30, 2017	Jun 30, 2016	Year-on-year
NET SALES	$86,152	$81,849	5%
COST OF PRODUCTS SOLD	61,768	61,556	—%
Gross profit	24,384	20,293	20%
COSTS AND EXPENSES:
General and administrative expenses	13,288	9,837	35%
Selling and distribution expenses	8,974	8,520	5%
Amortization of purchased intangible assets	1,988	2,014	-1%
Restructuring expenses	458	829	-45%
Total costs and expenses	24,708	21,200	17%
OPERATING LOSS	(324)	(907)	64%
OTHER INCOME (EXPENSE):
Other income (expense), net	(529)	336	-257%
Interest expense, net	(835)	(559)	-49%
LOSS BEFORE INCOME TAXES	(1,688)	(1,130)	-49%
INCOME TAX PROVISION	1,144	49	2,235%
NET LOSS	(2,832)	(1,179)	-140%
LOSS PER SHARE
Basic	$(0.20)	$(0.08)	-150%
Diluted	$(0.20)	$(0.08)	-150%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,308,954	14,071,058	2%
Diluted	14,308,954	14,071,058	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Sequential	Year-on-year
Net sales	$26,821	$22,028	$14,910	22%	80%
Gross profit	9,033	7,162	3,323	26%	172%
Gross profit percentage	33.7%	32.5%	22.3%
COSTS AND EXPENSES:
General and administrative expenses	2,968	3,561	1,709	-17%	74%
Selling and distribution expenses	2,699	2,668	2,841	1%	-5%
Amortization of purchased intangible assets	910	893	919	2%	-1%
Restructuring expenses	458	—	755	—%	—%
Operating income (loss)	1,998	40	(2,901)	4,895%	169%
Adjusted EBITDA	$4,160	$1,716	$(443)	142%	1,039%

	Six months ended		Change
	Jun 30, 2017	Jun 30, 2016	Year-on-year
Net sales	$48,849	$30,390	61%
Gross profit	16,195	9,787	65%
Gross profit percentage	33.2%	32.2%
COSTS AND EXPENSES:
General and administrative expenses	6,528	3,771	73%
Selling and distribution expenses	5,366	5,419	-1%
Amortization of purchased intangible assets	1,803	1,823	-1%
Restructuring expenses	458	755	-39%
Operating income (loss)	2,040	(1,981)	203%
Adjusted EBITDA	$5,879	$2,058	186%

NobelClad

	Three months ended			Change
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Sequential	Year-on-year
Net sales	$20,369	$16,934	$26,407	20%	-23%
Gross profit	5,061	3,263	6,648	55%	-24%
Gross profit percentage	24.8%	19.3%	25.2%
COSTS AND EXPENSES:
General and administrative expenses	958	1,038	863	-8%	11%
Selling and distribution expenses	1,687	1,739	1,559	-3%	8%
Amortization of purchased intangible assets	94	91	96	3%	-2%
Operating income	2,322	395	4,130	488%	-44%
Adjusted EBITDA	$3,328	$1,384	$5,192	140%	-36%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Six months ended		Change
	Jun 30, 2017	Jun 30, 2016	Year-on-year
Net sales	$37,303	$51,459	-28%
Gross profit	8,324	10,616	-22%
Gross profit percentage	22.3%	20.6%
COSTS AND EXPENSES:
General and administrative expenses	1,996	1,848	8%
Selling and distribution expenses	3,427	2,938	17%
Amortization of purchased intangible assets	185	191	-3%
Operating income	2,716	5,639	-52%
Adjusted EBITDA	$4,710	$7,633	-38%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Jun 30, 2017	Dec 31, 2016	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$8,615	$6,419	34%
Accounts receivable, net	38,628	32,959	17%
Inventory, net	30,893	28,833	7%
Other current assets	5,642	5,148	10%

Total current assets	83,778	73,359	14%

Property, plant and equipment, net	58,123	57,133	2%
Goodwill, net	17,167	16,097	7%
Purchased intangible assets, net	14,682	15,827	-7%
Other long-term assets	128	139	-8%

Total assets	$173,878	$162,555	7%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$15,338	$13,260	16%
Accrued anti-dumping duties	3,593	6,550	-45%
Customer advances	1,286	2,619	-51%
Dividend payable	295	290	2%
Accrued income taxes	361	548	-34%
Other current liabilities	8,173	7,480	9%

Total current liabilities	29,046	30,747	-6%

Lines of credit	23,927	15,732	52%
Deferred tax liabilities	1,441	1,448	—%
Other long-term liabilities	2,475	2,219	12%
Stockholders' equity	116,989	112,409	4%

Total liabilities and stockholders' equity	$173,878	$162,555	7%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$189	$(3,020)	$(766)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	1,706	1,681	1,750
Amortization of purchased intangible assets	1,004	984	1,015
Amortization of deferred debt issuance costs	29	299	42
Stock-based compensation	811	571	535
Deferred income tax provision (benefit)	(353)	346	(442)
Gain (loss) on disposal of property, plant and equipment	(24)	3	23
Restructuring expenses	458	—	829
Change in working capital, net	(1,766)	(6,050)	1,651
Net cash (used in) provided by operating activities	2,054	(5,186)	4,637
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(518)	(1,649)	(791)
Proceeds on sale of property, plant and equipment	—	2	30
Change in other non-current assets	—	—	16
Net cash used in investing activities	(518)	(1,647)	(745)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	2,000	6,000	(2)
Payments on capital lease obligations	—	—	(1)
Payment of dividends	(294)	(290)	(287)
Payment of deferred debt issuance costs	(27)	(106)	—
Net proceeds from issuance of common stock	154	—	189
Treasury stock purchases	(38)	(222)	—
Net cash provided by (used in) financing activities	1,795	5,382	(101)
EFFECTS OF EXCHANGE RATES ON CASH	228	88	58

NET DECREASE IN CASH AND CASH EQUIVALENTS	3,559	(1,363)	3,849
CASH AND CASH EQUIVALENTS, beginning of the period	5,056	6,419	5,595
CASH AND CASH EQUIVALENTS, end of the period	$8,615	$5,056	$9,444

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Six months ended
	Jun 30, 2017	Jun 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,832)	$(1,179)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	3,387	3,264
Amortization of purchased intangible assets	1,988	2,014
Amortization of deferred debt issuance costs	328	83
Stock-based compensation	1,382	1,121
Deferred income tax provision (benefit)	(7)	(732)
Gain (loss) on disposal of property, plant and equipment	(21)	12
Restructuring expenses	458	829
Change in working capital, net	(7,816)	3,030
Net cash (used in) provided by operating activities	(3,133)	8,442
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,167)	(1,226)
Proceeds on sale of property, plant and equipment	2	30
Change in other non-current assets	—	36
Net cash used in investing activities	(2,165)	(1,160)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	8,000	(4,000)
Payments on capital lease obligations	—	(3)
Payment of dividends	(584)	(571)
Payment of deferred debt issuance costs	(133)	—
Net proceeds from issuance of common stock	154	189
Treasury stock purchases	(260)	—
Net cash provided by (used in) financing activities	7,177	(4,385)
EFFECTS OF EXCHANGE RATES ON CASH	317	256

NET DECREASE IN CASH AND CASH EQUIVALENTS	2,196	3,153
CASH AND CASH EQUIVALENTS, beginning of the period	6,419	6,291
CASH AND CASH EQUIVALENTS, end of the period	$8,615	$9,444

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Sequential	Year-on-year
Net income (loss)	$189	$(3,020)	$(766)	106%	125%
Interest expense	330	506	397	-35%	-17%
Interest income	—	(1)	(1)	100%	100%
Income tax provision	514	630	(148)	-18%	447%
Depreciation	1,706	1,681	1,750	1%	-3%
Amortization of purchased intangible assets	1,004	984	1,015	2%	-1%

EBITDA	3,743	780	2,247	380%	67%
Restructuring	458	—	829	—%	-45%
Stock-based compensation	811	571	535	42%	52%
Other (income), net	949	(421)	(304)	325%	412%

Adjusted EBITDA	$5,961	$930	$3,307	541%	80%

	Six months ended		Change
	Jun 30, 2017	Jun 30, 2016	Year-on-year
Net loss	$(2,832)	$(1,179)	-140%
Interest expense	836	561	49%
Interest income	(1)	(2)	50%
Income tax provision	1,144	49	2,235%
Depreciation	3,387	3,264	4%
Amortization of purchased intangible assets	1,988	2,014	-1%

EBITDA	4,522	4,707	-4%
Restructuring	458	829	-45%
Stock-based compensation	1,382	1,121	23%
Other (income), net	529	(336)	257%

Adjusted EBITDA	$6,891	$6,321	9%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Adjusted operating income (loss)

	Three months ended			Change
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Sequential	Year-on-year
Operating income (loss), as reported	$1,982	$(2,306)	$(822)	186%	341%
Restructuring programs:
DynaEnergetics	(458)	—	(755)	—%	39%
Corporate	—	—	(74)	—%	100%

Adjusted operating income (loss)	$2,440	$(2,306)	$7	206%	34,757%

	Six months ended		Change
	Jun 30, 2017	Jun 30, 2016	Year-on-year
Operating loss, as reported	$(324)	$(907)	64%
Restructuring programs:
DynaEnergetics	(458)	(755)	39%
Corporate	—	(74)	100%

Adjusted operating income (loss)	$134	$(78)	272%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Adjusted Diluted Earnings (Loss) per Share

	Three months ended June 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$703	$514	$189	$0.01
Restructuring programs:
DynaEnergetics	(458)	—	(458)	(0.03)
Corporate	—	—	—	—

Net income, excluding charges	$1,161	$514	$647	$0.04

	Three months ended June 30, 2016
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(914)	$(148)	$(766)	$(0.05)
Restructuring programs:
DynaEnergetics	(755)	(224)	(531)	(0.04)
Corporate	(74)	—	(74)	—

Net income (loss), excluding charges	$894	$210	$684	$0.04

	Six months ended June 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(1,688)	$1,144	$(2,832)	$(0.20)
Restructuring programs:
DynaEnergetics	(458)	—	(458)	(0.03)

Net income (loss), excluding charges	$(1,230)	$1,144	$(2,374)	$(0.17)

	Six months ended June 30, 2016
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(1,130)	$49	$(1,179)	$(0.08)
Restructuring programs:
DynaEnergetics	(755)	(224)	(531)	(0.04)
Corporate	(74)	—	(74)	—

Net income (loss), excluding charges	$(301)	$273	$(574)	$(0.04)

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Sequential	Year-on-year
Operating income (loss)	$1,998	$40	$(2,901)	4,895%	169%
Adjustments:
Restructuring	458	—	755	—%	-39%
Depreciation	794	783	784	1%	1%
Amortization of purchased intangibles	910	893	919	2%	-1%

Adjusted EBITDA	$4,160	$1,716	$(443)	142%	1,039%

	Six months ended		Change
	Jun 30, 2017	Jun 30, 2016	Year-on-year
Operating income (loss)	$2,040	$(1,981)	203%
Adjustments:
Restructuring	458	755	-39%
Depreciation	1,578	1,461	8%
Amortization of purchased intangibles	1,803	1,823	-1%

Adjusted EBITDA	$5,879	$2,058	186%

NobelClad

	Three months ended			Change
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Sequential	Year-on-year
Operating income	$2,322	$395	$4,130	488%	-44%
Adjustments:
Depreciation	912	898	966	2%	-6%
Amortization of purchased intangibles	94	91	96	3%	-2%

Adjusted EBITDA	$3,328	$1,384	$5,192	140%	-36%

	Six months ended		Change
	Jun 30, 2017	Jun 30, 2016	Year-on-year
Operating income	$2,716	$5,639	-52%
Adjustments:
Depreciation	1,809	1,803	—%
Amortization of purchased intangibles	185	191	-3%

Adjusted EBITDA	$4,710	$7,633	-38%